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                                                                   EXHIBIT 10.24

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 15th day of June, 1999, by and between Peter W. Nauert ("Nauert") and Ceres Group, Inc., a Delaware corporation, as successor to Central Reserve Life Corporation, an Ohio corporation (the "Company") and amends the Employment Agreement entered into by such parties dated June 30, 1998 (the "Agreement") and the First Amendment to Employment Agreement dated March 18, 1999 (referred to as the "First Amendment" and the Agreement and the First Amendment are collectively referred to as the "Amended Agreement").

     WHEREAS, Nauert and the Company desire to further amend and restate certain provisions of the Amended Agreement to reduce the number of shares payable to Nauert in 1999 and increase the number of shares payable to Nauert in 2001.

     NOW THEREFORE, in consideration of the covenants set forth herein, the parties hereto agree as follows:

     1.   Deletion in Whole of First Amendment.

     The First Amendment is deleted in whole and restated, replaced and superseded by this Amendment.

     2.   Restatement of Section 2.

     Section 2 of the Agreement shall be deleted in whole and shall be replaced and superseded by the following new Section 2:

          2.   Compensation.

               (a) Stock Award. As an inducement for Nauert to remain employed by the Company through the third anniversary of the Commencement Date, the Company shall pay Nauert a stock award (the "Stock Award") payable in shares of common stock of the Company (the "Common Stock") in each of 1999, 2000 and 2001, together with a cash payment equal to the federal, state and local taxes (the "Tax Payment") payable by Nauert with respect to the Stock Award; provided, however, in no event shall a Tax Payment with respect to the taxes for any year exceed 50% of the "Fair Market Value" of the Stock Award received by Nauert in such year as determined under Section 2(h) of this Agreement. The amount and payment of the Stock Award shall be as follows: (i) on July 1, 1999, Nauert shall receive 108,108 shares of Common Stock, and (ii) commencing on January 1, 2000, and on the 1st day after the close of each three-month period thereafter (that is, the first day of April, July, October and January), Nauert shall receive a number of shares of Common Stock equal

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          to $250,000 divided by the average closing price of the Common Stock for the three-month period preceding the most recently completed three-month period on such date. For example, the January 1, 2000 Stock Award payment shall be based on the stock price during the three-month period ending on September 30, 1999, and each Stock Award payment thereafter shall be based on the three-month period ending three months prior to the day before the date of such payment. The last Stock Award payment under Section 2(a)(ii) shall be on July 1, 2001, and shall include the Stock Award for the three-month periods ending March 31, 2001 and June 30, 2001. Also, on July 1, 2001, Nauert shall receive 58,559 shares of Common Stock. The number of shares of Common Stock granted pursuant to the Stock Award shall be adjusted to account for stock splits, stock dividends or other reclassifications of the Common Stock following the Commencement Date. Nauert shall receive the Tax Payment prior to April 15 of the year following the year of payment of the Stock Award to which such Tax Payment relates. All Common Stock paid to Nauert pursuant to this Paragraph 2(a) shall be fully vested immediately upon issuance; provided, however, that Nauert shall forfeit all rights to any unpaid Stock Award and the Tax Payment related thereto if his employment with the Company is terminated prior to June 30, 2001, for any reason other than a Severenceable Event (as hereinafter defined). A "Severenceable Event" shall mean any of the following: (i) termination by the Company for any reason other than for Cause, (ii) termination upon a Change of Control, (iii) termination by Nauert for Good Reason, or (iv) termination due to the death or total or partial disability of Nauert. All stock certificates issued to Nauert in 1999, 2000, and 2001 pursuant to this Section 2(a), shall, if deemed necessary by the Company, contain the following legends and any others deemed reasonably necessary by the Company:

                                     NOTICE

               THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS, VOTING LIMITATIONS, AND OTHER TERMS AND CONDITIONS CONTAINED IN A VOTING AGREEMENT DATED JULY 1, 1998, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               THIS SECURITY IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 1, 1998, A COPY OF WHICH MAY OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

               THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE



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               COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE
               SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                    (b)  Stock Options.

                    (i) As an inducement to Nauert to enter into this Agreement, the Company will grant to Nauert on the closing date of the Amended and Restated Stock Purchase, dated as of March 30, 1998, by and among Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Strategic Acquisition Partners, LLC and the Company (the "Stock Purchase Closing Date"), options to purchase an aggregate of 500,000 shares of Common Stock (the "Options"). The exercise price of the Options shall be as follows:

                  Number of Options                  Exercise Price
                  -----------------                  --------------
                      100,000                            $  6.50
                      100,000                            $  7.50
                      100,000                            $  8.50
                      100,000                            $  9.50
                      100,000                            $ 10.50

                    (ii) Thirty percent (30%) of the Options will vest
               immediately upon issuance. The remainder of the Options shall vest as follows: (i) twenty percent (20%) shall vest on the first anniversary of the Commencement Date, (ii) twenty percent (20%) shall vest on the second anniversary of the Commencement Date, and (iii) thirty percent (30%) shall vest on the third anniversary of the Commencement Date. The vesting of all Options shall occur pro rata among the various exercise price levels. All unvested Options shall vest immediately upon the occurrence of a Severenceable Event. Nauert shall forfeit all unvested Options if his employment with the Company is terminated for any reason other than a Severenceable Event. The Options shall have the same anti-dilution protections as contained in the warrants issued to Nauert in connection with his equity investment in the Company.

                    (iii) This Section 2(b) of the Agreement constitutes a plan
               (the "Plan") under which the Options are granted for purposes of
               Section 162(m) of the Internal Revenue Code. At the close of the market on the date immediately preceding the Stock Purchase Closing Date, the fair market value of one (1) share of Common Stock was less than $6.50. The maximum number of shares of Common Stock subject to this Plan on which options to purchase may be granted is 500,000, all of which are granted to Nauert in this
               Section 2(b).


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          (c) Incentive Pay. Nauert shall receive, with respect to each year of employment, an amount equal to five percent (5%) of the amount by which the Company's pretax income for such year exceeds the base case for each year of employment as set forth on Exhibit A to the Agreement.

          (d) Other Compensation. Nauert may also receive such cash bonuses or such other incentive compensation as the Board of Directors of the Company may approve from time to time in its sole discretion.

          (e) Assignment by Nauert. Notwithstanding anything herein to the contrary, Nauert may assign up to 25% of his right to receive payments pursuant to this Paragraph 2 to a third party; provided, however, that such assignment does not violate any restrictions on transferability and assignability of Common Stock awarded under Section 2(a) of this Agreement.

          (f) Performance Goal. Nauert's right to and receipt of any Tax Payment as provided under Section 2(a) of this Agreement is subject to the satisfaction of the Performance Goal as set forth on Exhibit B of the Agreement.

          (g) Certification of Performance. Prior to Nauert's receipt of any Tax Payment or incentive pay under Section 2(c) of this Agreement, the Board of Directors of the Company or the Compensation Committee thereof shall certify whether or not the Performance Goal was satisfied.

          (h) Fair Market Value of Stock Award. For purposes of Sections 83 and 162 of the Internal Revenue Code, the "Fair Market Value" of a Stock Award shall be equal to the product of (i) the number of shares of Common Stock, including fractional shares, paid to Nauert multiplied by (ii) the closing price of one (1) share of Common Stock on the date of payment.

     3. Deletion of Section of 9. Section 9 of the Agreement shall be deleted in whole.

     4. Correction to Section 10(f). References in Section 10(f) to "Section 9" are deleted and substituted with "Section 10."

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflicts of law.

     6. Severability. If any provision of this Amendment is held for any reason to be invalid, it will not invalidate any other provisions of this Amendment which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law.

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     7. Headings. Paragraph headings hereunder are for convenience only and shall not affect the meaning or interpretation of the provisions of this Amendment.

     8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original without production of the others.

     9. Full Force and Effect. Except as expressly stated in this Amendment, all terms and provisions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     CERES GROUP, INC.


                                     By: /s/ Charles E. Miller, Jr.
                                        ----------------------------------
                                     Its: Executive Vice President and CFO
                                         ---------------------------------


                                     /s/ Peter W. Nauert
                                     -------------------------------------
                                         Peter W. Nauert









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                                    EXHIBIT B


     5% year over year increase in the direct premium revenue of Central Reserve Life Insurance Company, an Ohio corporation, based on 1998 revenues of $264,868,186, as follows:

         1999                       $278,112,000

         2000                       $292,018,000

         2001                       $306,618,000

For the Tax Payment related to any Stock Award to be paid in any quarter in 1999 or 2000, the 1999 target must be met; and for the Tax Payment related to any Stock Award to be paid in any quarter in 2001, the 2000 target must be met.



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